Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 4 to Registration Statement No. 333-225566 on Form S-11 of our report dated March 15, 2019, relating to the consolidated financial statements of Blackstone Real Estate Income Trust, Inc. appearing in the Annual Report on Form 10-K of Blackstone Real Estate Income Trust, Inc. for the year ended December 31, 2018. We also consent to the reference to us under the heading “Experts” in the Prospectus.

/s/ Deloitte & Touche LLP

New York, New York

December 23, 2019